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                                                                   EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement of Premiere Technologies, Inc. and Xpedite Systems, Inc.
that is made a part of the Registration Statement (Form S-4 No. 333-     ) and
related Prospectus of Premiere Technologies, Inc. for the registration of its common stock and to the incorporation by reference therein of our reports dated February 27, 1997, with respect to the consolidated financial statements and schedule of Xpedite Systems, Inc. included in its Annual Report (Form 10-
K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP
MetroPark, New Jersey
December 1, 1997